                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        Date of Report: October 13, 2000



                            EVERGREEN RESOURCES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


COLORADO                            0-13171                    84-0834147
--------                            -------                    ----------
(State or other juris-             (Commission               (IRS Employer
diction of incorporation)           File Number)          Identification Number)



                1401 17th St., Suite 1200, Denver, Colorado 80202
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (303) 298-8100.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  Report of Independent Certified Public Accountants.

                  Statements of Natural Gas Revenues and Direct Operating Expenses of the Acquisition Properties for the Years ended December 31, 1999 and 1998 (audited) and for the Six Months ended June 30, 2000 and 1999 (unaudited).

                  Notes to Statements of Natural Gas Revenues and Direct Operating Expenses of the Acquisition Properties.

         (b)      Pro Forma Financial Information.

                  The following unaudited pro forma financial information of Evergreen Resources, Inc. is attached as part of this report.

                  Unaudited Pro Forma Consolidated Condensed Balance Sheet as of June 30, 2000.

                  Unaudited Pro Forma Consolidated Condensed Statement of Operations for the Six Months ended June 30, 2000.

                  Unaudited Pro Forma Consolidated Condensed Statement of Operations for the Year ended December 31, 1999.

         (c)      Exhibits

                  Exhibit No.          Description
                  -----------          -----------
                  2.1*                 Agreement for Purchase and Sale dated
                                       September 19, 2000, by and between Apache
                                       Canyon Gas, L.L.C., as Seller and
                                       Evergreen Resources, Inc. as Buyer

                  2.2* Agreement for Purchase and Sale dated September 19, 2000, by and between Apache Canyon Gas, L.L.C., as seller and Evergreen Resources, Inc. as Buyer (Lorencito)

                  *Previously filed

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors
Evergreen Resources, Inc.
Denver, Colorado

We have audited the accompanying statements of natural gas revenues and direct operating expenses of the properties (the "Acquisition Properties") acquired by Evergreen Resources, Inc. from Apache Canyon Gas, L.L.C., an affiliate of KLT Gas Inc., an indirect wholly owned subsidiary of Kansas City Power and Light Company for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the management of Evergreen Resources, Inc. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared on the basis discussed in
Note 1 and are for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion in certain SEC regulatory reports and filings of Evergreen Resources, Inc. and are not intended to be a complete presentation of the revenues and expenses of the Acquisition Properties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Acquisition Properties for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.



                                                           /s/ BDO SEIDMAN, LLP

Denver, Colorado
October 3, 2000

                             ACQUISITION PROPERTIES

                     STATEMENTS OF NATURAL GAS REVENUES AND
                            DIRECT OPERATING EXPENSES
                                 (IN THOUSANDS)

                                                           Six Months Ended              Years Ended
                                                               June 30,                  December 31,
                                                          ------------------           -----------------
                                                          2000          1999           1999         1998
                                                          ----          ----           ----         ----
                                                             (unaudited)
Natural gas revenues                                  $    10,911   $     5,093     $   12,824   $    6,256

Direct Operating Expenses:
    Lease operating expenses                                2,564          2,927         5,288        3,093
    Production taxes                                          634            271           681          329
                                                      -----------   ------------    ----------   ----------
Total direct operating expenses                             3,198          3,198         5,969        3,422
                                                      -----------   ------------    ----------   ----------
Revenues in excess of direct operating expenses       $     7,713   $      1,895    $    6,855   $    2,834
                                                      ===========   ============    ==========   ==========

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                             ACQUISITION PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION

         On September 20, 2000, Evergreen Resources, Inc. ("Evergreen") acquired interests in approximately 24,000 acres of producing coal bed methane properties in the Raton Basin (the "Acquisition Properties") from Apache Canyon Gas, L.L.C., an affiliate of KLT Gas Inc., an indirect wholly owned subsidiary of Kansas City Power & Light Company ("Apache"). The total consideration paid by Evergreen on closing was approximately $70 million in cash, $100 million in mandatory redeemable preferred stock and $6 million in Evergreen's common stock. The transaction was effective September 1, 2000. The acquisition has been accounted for as a purchase and the results of operations for the Acquisition Properties will be included in Evergreen's results of operations beginning September 1, 2000.

         The accompanying historical statements of natural gas revenues and direct operating expenses (the "historical statements") are presented using accrual basis, full cost accounting and relate to the interests in the producing gas properties described above. These historical statements may not be representative of future operations. The historical statements were prepared from the historical accounting records of Apache. The historical statements do not include Federal and state income taxes, interest expense, depletion, depreciation and amortization or general and administrative expenses. The historical statements include natural gas revenues and direct lease operating and production expenses, including production and ad valorem taxes, for all the periods presented.

         Complete financial statements, including a balance sheet, are not presented as the Acquisition Properties were not maintained as a separate business unit, and assets, liabilities or indirect operating costs applicable to the Acquisition Properties were not segregated. Accordingly, it is not practicable to identify all assets, liabilities or indirect operating costs applicable to the Acquisition Properties.

2.       SUPPLEMENTAL INFORMATION ON GAS RESERVES (UNAUDITED)

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. All reserves are located in the United States. The following reserve data represent estimates only and should not be construed as the current market value of the Acquisition Properties or the cost that would be incurred to obtain equivalent reserves.

         An analysis of the estimated changes in quantities of proved natural gas reserves for the years ended December 31, 1999 and 1998 is shown below:

                                                                             1999                1998
       Proved Reserves:                                                    Gas (Mmcf)          Gas (Mmcf)
       ------------------------------------------------------------       ------------        ------------
        Beginning of year                                                      167,467              73,604

        Production                                                              (6,986)             (3,575)
        Revisions of previous estimates                                        (19,841)              5,010
        Extensions and discoveries                                              43,966              92,428
                                                                          ------------        ------------
        End of year                                                            184,606             167,467
                                                                          ============        ============
        Proved developed reserves                                              157,205             129,655
                                                                          ============        ============

         The estimated standardized measure of discounted future net cash flows relating to proved reserves at December 31, 1999 and 1998 is shown below, in thousands. No deductions were made for general overhead, depletion, depreciation, and amortization, debt service and income taxes or any indirect costs.

                                                                                              December 31,
                                                                                --------------------------------------
                                                                                       1999                 1998
                                                                                -----------------   ------------------
                                                                                            (in thousands)
        Future cash inflows                                                       $       347,059     $       334,933
        Future production costs                                                          (123,554)           (112,272)
        Future development costs                                                          (10,433)             (7,260)
                                                                                -----------------   ------------------
        Future net cash flows                                                             213,072             215,401
        10% annual discount for estimated timing of cash flows                           (102,888)           (111,000)
                                                                                -----------------   ------------------
        Standardized measure of discounted future net cash flows
          relating to proved reserves                                             $       110,184     $       104,401
                                                                                =================   ==================

         An analysis of the sources of changes in the standardized measure of discounted future net cash flows relating to proved reserves on the pricing basis described above for the Acquisition Properties for the years ended December 31, 1999 and 1998 is shown below.

                                                                                       December 31,
                                                                                ------------------------
                                                                                   1999          1998
                                                                                ----------    ----------
                                                                                            (in thousands)
        Balance, beginning of period                                            $ 104,401     $  59,957              $

        Increase (decrease) in discounted future net cash flows:
          Sales of natural gas, net of production costs                            (6,855)       (2,834)
          Extensions and discoveries                                               27,997        46,188
          Net change in sales prices, net of production costs                     (17,549)       (1,243)
          Revisions of quantity estimates                                         (13,000)        3,000
          Changes in future development costs                                        (644)         (743)
          Accretion of discount                                                    10,440         5,996
          Changes in rates of production and other                                  5,395        (5,920)
                                                                                ----------    ----------
        Balance, end of period                                                  $ 110,185     $ 104,401
                                                                                ==========    ==========

                            EVERGREEN RESOURCES, INC.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

OVERVIEW

On September 20, 2000, Evergreen Resources, Inc. ("Evergreen") acquired interests in approximately 24,000 acres of producing coal bed methane properties in the Raton Basin from Apache Canyon Gas, L.L.C., an affiliate of KLT Gas, Inc., an indirect wholly owned subsidiary of Kansas City Power and Light Company ("Apache"). The total consideration paid by Evergreen on closing was approximately $70 million in cash, $100 million in mandatory redeemable preferred stock and $6 million in Evergreen's common stock. The transaction was effective September 1, 2000.

The acquired properties, estimated to contain 153 billion cubic feet (Bcf) of proved gas reserves, are located in the southern Colorado portion of the Raton Basin. As of September 20, 2000, the acquired properties were generating daily net sales of 28 million cubic feet (MMcf) of gas from a total of 151 net wells.

The number of shares of Evergreen's common stock issued upon the closing of the acquisition was 201,748 and was calculated based on a per-share price equal to the average closing price of Evergreen's common stock during the fifteen-trading-day period ending on the day prior to the closing.

In addition to the consideration paid at the closing of the acquisition, Evergreen will be required at January 5, 2001 to deliver additional shares of its common stock valued at $4 million, in the event the average of the monthly settle prices for the 2001 NYMEX natural gas futures contracts equals or exceeds $4.465 per MMBtu. The number of shares of stock issuable would be calculated based on a per-share price equal to the average closing price of Evergreen's common stock during the fifteen-trading-day period ending on the day prior to the date of delivery of such stock to Apache. As additional purchase consideration, Evergreen is required to pay a monthly net profits interest payment estimated at approximately $500,000 through the earlier of the redemption of the preferred stock or January 1, 2003.

To provide the cash portion of the purchase price for this acquisition, Evergreen drew on its credit facility with Hibernia National Bank, BNP-Paribas, Wells Fargo Bank Texas, NA, Bank One, NA, Fleet National Bank and Bank of Scotland.

The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000 give effect to the acquisition by Evergreen of certain producing gas properties located in the state of Colorado (the "Acquisition Properties") as if the acquisition, accounted for as a purchase, had occurred on January 1, 1999. The pro forma information is based on the historical consolidated financial statements of Evergreen and the historical statements of Natural Gas Revenues and Direct Operating Expenses of the Acquisition Properties for the year ended December 31, 1999 and six month period ended June 30, 2000 after giving effect to the acquisition and the assumptions and adjustments in the accompanying notes to the unaudited pro forma consolidated condensed financial statements. The unaudited pro forma consolidated condensed balance sheet as of June 30, 2000 gives effect to the acquisition as if it had occurred on June 30, 2000. The pro forma financial statements reflect the preliminary allocation of the purchase price. The purchase price will be finalized upon completion of management's review and resolution of the purchase contingencies.

The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the acquisition had been effective on the date indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements of Evergreen and the historical statements of Natural Gas Revenues and Direct Operating Expenses of the Acquisition Properties.

                            EVERGREEN RESOURCES, INC.

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  JUNE 30, 2000
                                 (IN THOUSANDS)

                                                                            Evergreen      Acquisition
                                                                            Historical     Adjustments       Pro Forma
                                                                            ----------     -----------      ------------
Current assets                                                              $    9,179     $        --      $      9,179
Property, plant and equipment, net                                             206,814         176,000 (a)       382,814
Other assets, net                                                                2,738              --             2,738
                                                                            ----------     -----------      ------------
                                                                            $  218,731     $   176,000      $    394,731
                                                                            ==========     ===========      ============

Current liabilities                                                         $    5,659     $        --      $      5,659
Note payable                                                                    39,500          70,000 (a)       109,500
Deferred taxes  and other liabilities                                           11,110              --            11,110
Redeemable Preferred Stock                                                          --         100,000 (a)       100,000
Stockholders' Equity                                                           162,462           6,000 (a)       168,462
                                                                            ----------     -----------      ------------
         Total Liabilities and Stockholders' Equity                         $  218,731     $   176,000      $    394,731
                                                                            ==========     ===========      ============

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

(a) To record purchase price of the oil and gas properties from Apache for consideration of $70 million in cash funded through Evergreen's line of credit, $100 million in mandatory redeemable preferred stock and $6 million in Evergreen's common stock.

     The acquisition adjustments do not reflect additional contingent purchase consideration. Evergreen will be required to deliver at January 5, 2001 additional shares of common stock valued at $4 million in the event settle prices for certain natural gas futures contracts exceed certain amounts as defined in the purchase agreement. Also, Evergreen is required to pay a monthly net profits interest through the earlier of redemption of the preferred stock or January 1, 2003.

                            EVERGREEN RESOURCES, INC.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                             Evergreen        Acquisition
                                                             Historical       Adjustments       Pro Forma
                                                             ----------       -----------       ------------
Revenues:
   Natural gas revenues                                      $   15,649       $     10,911 (a)  $     26,560
   Interest and other                                               162                 --               162
                                                             ----------       ------------      ------------
       Total revenues                                            15,811             10,911            26,722
                                                             ----------       ------------      ------------

Expenses:
   Lease operating expense                                        3,073              2,564 (a)         5,637
   Production taxes                                                 653                634 (a)         1,287
   Depreciation, depletion and amortization                       2,564              3,036 (b)         5,600
   General and administrative expenses                            1,902                 --             1,902
   Interest expense                                                 802              2,888 (c)         3,690
   Other                                                             84                 --                84
                                                             ----------       ------------      ------------
       Total expenses                                             9,078              9,122            18,200
                                                             ----------       ------------      ------------

Income before income taxes                                        6,733              1,789             8,522
Income tax provision - deferred                                   2,626                667 (d)         3,293
                                                             ----------       ------------      ------------

Net income                                                        4,107              1,122             5,229
Preferred stock dividends                                            --              4,750 (e)         4,750
                                                             ----------       ------------      ------------

Net income (loss) attributable to common stock               $    4,107       $     (3,628)     $        479
                                                             ==========       ============      ============

Income per common share:

      Basic                                                  $     0.28                         $       0.03
                                                             ==========                         ============
      Diluted                                                $     0.26                         $       0.03
                                                             ==========                         ============

Weighted average shares outstanding:

      Basic                                                      14,905                               15,107
                                                             ==========                         ============
      Diluted                                                    15,596                               15,798
                                                             ==========                         ============

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(a) To record the incremental effect of natural gas sales and the related operating expenses from properties purchased from Apache.
(b)   To record additional depreciation, depletion and amortization expense.
(c) To record interest expense relating to the debt incurred in connection with the acquisition at an effective rate of 8.25%.
(d) To record the incremental tax effect of the acquisition adjustments at an effective tax rate of 37.3%.
(e)   To record preferred stock dividends at a rate of 9.5%.

                            EVERGREEN RESOURCES, INC.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              Evergreen       Acquisition
                                                              Historical      Adjustments       Pro Forma
                                                              ----------      -----------       ------------
Revenues:
   Natural gas revenues                                       $   22,721      $     12,824 (a)  $    35,545
   Interest and other                                                207                --              207
                                                              ----------      ------------      ------------
     Total revenues                                               22,928            12,824           35,752
                                                              ----------      ------------      ------------

Expenses:
   Lease operating expense                                         4,697             5,288 (a)        9,985
   Production taxes                                                  694               681 (a)        1,375
   Depreciation, depletion and amortization                        4,757             5,771 (b)       10,528
   General and administrative expenses                             3,024                --            3,024
   Interest expense                                                1,927             5,950 (c)        7,877
   Other                                                             175                --              175
                                                              ----------      ------------      ------------
     Total expenses                                               15,274            17,690           32,964
                                                              ----------      ------------      ------------

Income (loss) from continuing operations before income taxes       7,654            (4,866)           2,788
Income tax provision - deferred                                    2,979            (1,815)(d)        1,164
                                                              ----------      ------------      ------------
Income (loss) from continuing operations                           4,675            (3,051)           1,624
Preferred stock dividends                                             --             9,500 (e)        9,500
                                                              ----------      ------------      ------------
Net income (loss) from continuing operations
  attributable to common stock                                $    4,675      $    (12,551)     $    (7,876)
                                                              ==========      ============      ===========

Income (loss) per common share:

      Basic                                                   $     0.36                        $     (0.60)
                                                              ==========                        ===========
      Diluted                                                 $     0.34                        $     (0.60)
                                                              ==========                        ===========

Weighted average shares outstanding:

      Basic                                                       12,953                             13,155
                                                              ==========                        ===========
      Diluted                                                     13,633                             13,155
                                                              ==========                        ===========

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(a) To record the incremental effect of natural gas sales and the related operating expenses from properties purchased from Apache.
(b)   To record additional depreciation, depletion and amortization expense.
(c) To record interest expense relating to the debt incurred in connection with the acquisition at an effective rate of 8.5%.
(d) To record the incremental tax effect of the acquisition adjustments at an effective tax rate of 37.3%.
(e)   To record preferred stock dividends at a rate of 9.5%.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                      EVERGREEN RESOURCES, INC.

                                             By:      /s/ Kevin Collins
                                                      --------------------------
                                                      Kevin Collins
                                                      Vice President Finance and
                                                      Chief Financial Officer
October 13, 2000



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